NUMBER

5070

ORGANON

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE
FOR CERTAIN DEFINITIONS

CUSIP 68622V 10 6

THIS CERTIFIES THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01, OF

ORGANON & CO.

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorized officers.

Dated:

CHIEF FINANCIAL OFFICER

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
EQUINITI TRUST COMPANY

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE